EXHIBIT 5
                                                                ---------
                           January 28, 2010


   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, DC 20549

        RE:  MADISON SQUARE GARDEN, INC. -
             REGISTRATION STATEMENT ON FORM S-8
             ----------------------------------

   Ladies and Gentlemen:

        I am Executive Vice President, General Counsel and Secretary of Madison Square Garden, Inc., a Delaware corporation (the "Corporation"), and, in such capacity, have acted as counsel to the Corporation in connection with the Corporation's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 7,300,000 shares of the Corporation's Class A Common Stock, $.01 par value per share (the "Stock") issuable pursuant to the Corporation's 2010 Employee Stock Plan and the 2010 Stock Plan for Non-Employee Directors (the "Plans").

        In that capacity, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, I advise you that in my opinion, when the Registration Statement becomes effective under the Securities Act of 1933, the terms of the sale of the Shares have been duly established in conformity with the Corporation's Amended and Restated Certificate of Incorporation, and the Shares have been duly issued and sold as contemplated by the Registration Statement and in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and I express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to my attention after that date or any changes in law that may occur or become effective after that date.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                                 By /s/Lawrence J. Burian
                                    ---------------------------------
                                    Lawrence J. Burian
                                    Executive Vice President, General
                                      Counsel and Secretary